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                              LTC PROPERTIES, INC.

                                  EXHIBIT 21.1

                              LIST OF SUBSIDIARIES


COMPANY                                                   STATE OF INCORPORATION
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LTC REMIC Corporation                                           Delaware
LTC GP I, Inc.                                                  Delaware
LTC GP II, Inc.                                                 Delaware
LTC GP III, Inc.                                                Delaware
LTC GP IV, Inc.                                                 Delaware
Coronado Corporation                                            Delaware
LTC Partners I, L.P.                                            Delaware
LTC Partners II, L.P.                                           Delaware
LTC Partners III, L.P.                                          Delaware
LTC Partners IV, L.P.                                           Delaware
LTC Partners V, L.P.                                            Delaware
LTC Partners VI, L.P.                                           Delaware
LTC Partners VII, L.P.                                          Delaware
L-Tex GP, Inc.                                                  Delaware
L-Tex LP Corporation                                            Delaware
Texas-LTC Limited Partnership                                   Texas
Missouri River Corporation                                      Delaware
Park Villa Corporation                                          Delaware
Kansas-LTC Corporation                                          Delaware